EXHIBIT 10.23
PAYCHEX, INC.
2002 STOCK INCENTIVE PLAN
(as amended and restated effective October 13, 2010)
FORM OF NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (OFFICER)
LONG TERM INCENTIVE PROGRAM (“LTIP”)
      1. Grant of Option. This Non-qualified Stock Option Award Agreement (the “Award Agreement”), made as of [grant date], serves to notify you that the Governance and Compensation Committee (the “Committee”) of the Board of Directors of Paychex, Inc. (the “Company”) hereby grants to you, under the Company’s 2002 Stock Incentive Plan, as amended and restated effective October 13, 2010 (the “Plan”), a Non-Qualified Stock Option (the “Option”) to purchase, on the terms and conditions set forth in this Award Agreement and the Plan, up to the number of shares of the Company’s $.01 par value common stock (the “Common Stock”) set forth on the attached statement at the price of [exercise price] per share. The Plan is incorporated herein by reference and made a part of this Award Agreement. You may obtain a copy of the Plan from the Office of the Corporate Secretary. You should review the terms of this Award Agreement and the Plan carefully. The capitalized terms used in this Award Agreement are defined in the Plan.
     2. Term. Unless the Option is previously terminated pursuant to the terms of this Award Agreement or the Plan, the Option will expire at the close of business on July 6, 2021 (the “Expiration Date”).
     3. Vesting. Vesting is contingent on your continued employment with the Company or one of its affiliates through the vesting dates. Subject to the terms set forth in this Award Agreement and the Plan, the Option will vest and become exercisable as follows:
          (a) Accelerated Vesting. Upon the Committee’s review and certification of the 2014 Service Revenue and 2014 Operating Income following completion of fiscal year 2014:
               (i) (A) 25% of the Option shall vest and become exercisable if the Service Revenue for the 2014 fiscal year equals or exceeds the 2014 Service Revenue Target set forth on the attached statement; and
                    (B) if the 2014 Service Revenue Target is not achieved but the Service Revenue for the 2014 fiscal year equals or exceeds 95% of the 2014 Service Revenue Target, then on or between 12.5% of the Option and 25% of the Option shall vest, determined using straight-line interpolation; and
               (ii) (A) 25% of the Option shall vest and become exercisable if the Operating Income for the 2014 fiscal year equals or exceeds the 2014 Operating Income Target set forth on the attached statement;
                    (B) if the 2014 Operating Income Target is not achieved but the Operating Income for the 2014 fiscal year equals or exceeds 95% of the 2014 Operating Income

Target, then on or between 12.5% of the Option and 25% of the Option shall vest, determined using straight-line interpolation.
          (b) Regular Vesting. Upon the Committee’s review and certification of the 2016 Service Revenue and 2016 Operating Income following completion of fiscal year 2016:
               (i) (A) 50% of the Option (less any portion of the Option that previously vested pursuant to Section 3(a)(i)) shall vest and become exercisable if the Service Revenue for the 2016 fiscal year equals or exceeds the 2016 Service Revenue Target set forth on the attached statement;
                    (B) if the 2016 Service Revenue Target is not achieved but the Service Revenue for the 2016 fiscal year equals or exceeds 95% of the 2016 Service Revenue Target, then on or between 25% of the Option (less the portion of the Option that previously vested pursuant to Section 3(a)(i)) and 50% of the Option (less the portion of the Option that previously vested pursuant to Section 3(a)(i)) shall vest, determined using straight-line interpolation; and
               (ii) (A) 50% of the Option (less the portion of the Option that previously vested pursuant to Section 3(a)(ii)) shall vest and become exercisable if the Operating Income for the 2016 fiscal year equals or exceeds the 2016 Operating Income Target set forth on the attached statement;
                    (B) if the 2016 Operating Income Target is not achieved but the Operating Income for the 2016 fiscal year equals or exceeds 95% of the 2016 Operating Income Target, then on or between 25% of the Option (less the portion of the Option that previously vested pursuant to Section 3(a)(ii)) and 50% of the Option (less the portion of the Option that previously vested pursuant to Section 3(a)(ii)) shall vest, determined using straight-line interpolation.
               (c) The portion of the Option, if any, which does not vest pursuant to Section 3(a) or 3(b) shall be forfeited.
“Service Revenue” and “Operating Income” for a specified period mean the Service Revenue and Operating Income, respectively, each as determined by the values reported in the Company’s annual audited financial statements for such period, but in each case excluding the following: interest on funds held for clients and/or investment income; asset write-downs or impairments; litigation or claim judgments or settlements; changes in tax law, or other such laws or provisions affecting reported results; cumulative effect of accounting changes as defined by generally accepted accounting principles, and as identified in the Company’s audited financial statements; restructuring charges; severance, contract termination and other costs related to entering or exiting certain business activities; and gains or losses from the acquisition or disposition of businesses or assets or from the early extinguishment of debt and related discontinued operations of such disposition of businesses, or other extraordinary, unusual or non-recurring items. Notwithstanding the Plan language to the contrary, results of operations from acquired businesses shall not be excluded.

4. Exercise.
          (a) Method of Exercise. To the extent exercisable under Section 3 of this Award Agreement, the Option may be exercised in whole or in part, provided that the Option may not be exercised for less than one share of Common Stock in any single transaction. The Option may be exercised using a method specified by the Company.
          (b) Payment of Exercise Price. The exercise of the Option is conditioned upon your payment to the Company of the Exercise Price for the number of shares of Common Stock that you elect to purchase. The Exercise Price may be paid in cash or by check or by way of a broker-assisted stock option exercise program, if such a program is made available by the Company at the time of the exercise of the Option.
          (c) Withholding. The exercise of the Option is conditioned upon your making arrangements satisfactory to the Company for the payment to the Company of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company or any Affiliate to the governmental authority on account of the exercise. The payment of such withholding taxes to the Company may be made (i) by you in cash or by check, (ii) by the Company or any Affiliate withholding such taxes from any other compensation owed to you by the Company or any Affiliate; or (iii) by way of a broker-assisted stock exercise program, if such program is made available by the Company at the time of the exercise of the Option.
          (d) Issuance of Shares. Upon determining that compliance with this Award Agreement has occurred, including compliance with such reasonable requirements as the Company may impose pursuant to the Plan, the Company shall issue to you a certificate for the shares of Common Stock purchased on the earliest practicable date (as determined by the Company) thereafter.
     5. Effect of Death and Disability. In the event of your death or Disability prior to the complete exercise of the Option, the unvested portion of the Option will be canceled as of your last day worked, and the vested portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Agreement, within three years after the date of your death or Disability, but only (i) by you, or in the event of your death, by your estate or the person or persons to whom the Option passes under your will or the laws of descent and distribution, (ii) to the extent that the Option was vested and exercisable on the date of termination, and (iii) prior to the close of business on the Expiration Date of the Option.
     6. Effect of Retirement. Upon your Retirement prior to the complete exercise of the Option, the unvested portion of the Option will be canceled as of your last day worked, and the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Agreement, within three years after the date of such termination, but only (i) to the extent that the Option was vested and exercisable on the date such termination, and (ii) prior to the close of business on the Expiration Date of the Option. The term “Retirement” means retirement from the Company at age 55 or later with ten or more years of employment (full-time or part-time) with the Company.

     7. Effect of Other Termination. Upon your termination for a reason other than death, Disability or Retirement prior to the complete exercise of the Option, the unvested portion of the Option will be canceled as of your last day worked, and the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Agreement, within one year after the date of such termination, but only (i) to the extent that the Option was vested and exercisable on the date of such termination, and (ii) prior to the close of business on the Expiration Date of the Option. Notwithstanding the foregoing, if your employment is terminated by reason of conduct that is determined by the Company to have been detrimental to the Company, including violation of the Company’s Code of Business Ethics, or conduct which is criminal, fraudulent, deliberately dishonest, disloyal or willful misconduct, you will forfeit all rights under the Option (both unvested and vested) as of your last day worked.
     8. Non-competition, Non-solicitation, Confidentiality, and Detrimental Conduct. In consideration for the Award, you agree that during your employment and for a period of twelve (12) months following termination of employment for any reason, you will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any activity that is competitive to the business of the Company within the geographic and substantive area or areas of responsibility assigned to the you during the last 24 months of employment. In addition, you agree that for a period of eighteen (18) months following the termination of employment for any reason, you will not directly or indirectly by assisting others, solicit Company clients, prospects or referral resources; nor will you recruit or hire, or attempt to recruit or hire any other employee of Company or its affiliates, or induce or attempt to induce any employee of Company to terminate employment with Company. You also agree and acknowledge that during the course of your employment with the Company, you will obtain, have access and be privy to nonpublic information important to the Company’s business solely as a result of employment with the Company, which information you hereby acknowledge and agree to be confidential (“Confidential Information”). You agree that during and after employment, you shall not divulge or make use of any Confidential Information, directly or indirectly, personally or on behalf of any other person, business, corporation, or entity without prior written consent of the Company. You further agree that you will not, during your employment, engage in conduct which is detrimental to the Company, including violation of the Company’s Code of Business Ethics and Conduct, criminal conduct, fraud, or willful misconduct. These covenants are not intended to, and do not, limit in any way the rights and remedies provided to the Company under the Plan, other agreements with you, or under common or statutory law.
     9. Repayment of Financial Gain.
          (a) If you fail to comply with Section 8 of this Award Agreement, the Company may cancel any unexercised portion of this Option and recover from you the gross amount, before deduction of applicable taxes or other amounts, of any gain realized on the exercise of stock options pursuant to this Option during the 24-month period preceding your breach of any covenant in Section 8 of this Award Agreement.

          (b) If you fail to comply with Section 8 of this Award Agreement, upon demand by the Company, you will repay the Company in accordance with the terms of Section 9(a), and the Company shall be entitled to offset the amount of any such repayment obligation against any amount owed to you by the Company. The remedies set forth in this Section are in addition to any other remedies the Company may have, at law or equity, for your violation of the terms of this Award Agreement.
     10. Transfer of Option. Except as otherwise determined by the Committee, the Option may not be transferred, assigned or pledged (except by will or the laws of descent and distribution, or pursuant to a domestic relations order).
     11. Limitation of Rights. You will not have any rights as a stockholder with respect to the shares of Common Stock covered by the Option until you become the holder of record of such shares by exercising the Option. Neither the Plan, the granting of the Option nor this Award Agreement gives you any right to remain in the employment of the Company or any Affiliate.
     12. Rights of Company and Affiliates. This Award Agreement does not affect the right of the Company or any Affiliate to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefore, dissolve or liquidate, or sell or transfer any part of its assets or business.
     13. Restrictions on Issuance of Shares. If at any time the Company determines that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
     14. Plan Controls. The Option is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Agreement, the provisions of the Plan will be controlling and determinative.
     15. Amendment. Except as otherwise provided by the Plan, the Company may only alter, amend or terminate the Option with your consent.
     16. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions. All parties consent to exclusive personal jurisdiction in New York courts and agree that venue shall be New York State Supreme Court, Monroe County.
     17. Section 409A. The Option is intended to qualify for an exemption from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated and other official guidance issued thereunder, and the Plan and this Award Agreement shall be administered and interpreted consistent with such intention.
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